SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (the "Security Agreement") is made and entered into as of September 24, 1997, between ELXSI, a California corporation (the "Debtor"), 4209 Vineland Road, Orlando, Florida 32811, and Orange County Industrial Development Authority, a public body corporate and politic and a public instrumentality of the State of Florida (the "Secured Party") with offices at 200 E. Robinson Street, Suite 600, Orlando, Florida 32801.


                                    PREMISES:

         The Secured Party proposes to enter into a Loan Agreement dated as of September 24, 1997 (the "Loan Agreement") with Debtor pursuant to the terms of which the Debtor agrees to make loan payments (the "Loan Payments") to the Secured Party equal to the principal of, premium, if any, and interest on the $2,500,000 Orange County Industrial Development Authority, Industrial Development Revenue Bonds (ELXSI Project), Series 1997 (the "Bonds" or the "Obligations") issued in accordance with Chapter 159, Part II, of the Florida Statutes (the "Act").

         The Bonds are being issued to provide funds which, together with interest earnings thereon and certain other amounts, will be used to provide funds to the Debtor in order (i) to acquire, construct, install and equip the Debtor's new facility to be constructed at 3600 Rio Vista Avenue, Orlando, Florida, for the manufacture of video inspection and rehabilitation equipment for wastewater and drainage systems, and to provide funds to finance improvements at the Debtor's existing facility at 3501 Rio Vista Avenue, Orlando, Florida (the "Project"); and (ii) to pay certain costs of issuance.

         The Bonds will be secured under the Secured Party's Trust Indenture dated as of September 24, 1997 (the "Indenture") with Sun Trust Bank, Central Florida, National Association as trustee (the "Trustee"). The Bonds will be payable solely out of the Debtor's Loan Payments under the Loan Agreement and other monies paid by the Debtor thereunder. To evidence and to secure its obligation to make Loan Payments, the Debtor will, under the Loan Agreement, deliver a promissory note (the "Note") to the Secured Party, which Note will be assigned by the Secured Party to the Trustee.

         The Debtor will enter into a Mortgage and Security Agreement (the "Mortgage") in addition to this Security Agreement pursuant to which the Debtor shall grant solely to the Secured Party a lien and security interest in the land, buildings and fixtures comprising the Project as security for the performance and observance of the Borrower's obligations under the Loan Agreement and ultimately the Bonds.

         The Debtor desires to secure the payment and performance of the Obligations by granting to the Secured Party a security interest in the Collateral, as hereinafter defined.

    NOW, THEREFORE, the Debtor and the Secured Party agree as follows:

         1. Defined Terms. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

         "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

         "Equipment" means all equipment of Debtor of every description, including, without limitation fixtures, furniture, vehicles, trucks, trailers, vans, cars, and trade fixtures, together with any and all accessions, parts and equipment attached thereto or used in connection therewith, and any substitutions therefor and replacements thereof.

         "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Security Agreement as a whole (including, without limitation, any schedules hereto) and not merely to the specific section, paragraph or clause in which the respective word appears.

         "Proceeds" shall mean "proceeds," as such term is defined in the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Secured Obligations" shall mean (i) the obligations of the Debtor under the Loan Agreement and the Note, and (ii) all other indebtedness, liabilities and obligations of Debtor to the Secured Party, whether now existing or hereafter incurred, and as created under, arising out of or in connection with the Loan Agreement, the Note, this Security Agreement and any other agreement or instrument in favor of the Secured Party.

         "Security Agreement" shall mean this Security Agreement, as the same may from time to time be amended, modified or supplemented and shall refer to this Security Agreement as in effect on the date such reference becomes operative.

         "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Florida; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Florida, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         2. Grant of Security Interest.

         (a) To secure the prompt and complete payment, performance and observance of all of the Secured Obligations, and to induce the Secured Party to issue the Bonds and to enter into the Loan Agreement and to make the loans and other extensions of credit provided for therein in accordance with the respective terms thereof, Debtor hereby grants to the Secured Party a security interest in all of Debtor's right, title and interest in, to and under the following whether now owned by or owing to, or hereafter acquired by or arising in favor of Debtor (including, without limitation, under any trade names, styles or divisions thereof), and whether owned or consigned by, or leased to Debtor, and regardless of where located, (all of which being hereinafter collectively referred to as the "Collateral"):

              (i) all Equipment of Debtor;

              (ii) to the extent not otherwise included, all Proceeds of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing.

         (b) In addition, to secure the prompt and complete payment, performance and observance of the Secured Obligations and in order to induce the Secured Party as aforesaid, Debtor hereby grants to the Secured Party, a security interest in all property of Debtor held by the Secured Party, including, without limitation, all property of every description, now or hereafter in the possession or custody of or in transit to the Secured Party for any purpose, including safekeeping, collection or pledge, for the account of Debtor, or as to which Debtor may have any right or power.

         3. Obligations Secured. The security interest created hereby secures payment and performance of all of the Obligations and all other obligations of the Debtor to the Secured Party, as well as all amendments, renewals, extensions, modifications and changes in form thereof, whether or not, either now or hereafter, evidenced by any note, instrument or other writing (the "Secured Obligations").

         4. Representations and Warranties. To induce the Secured Party to enter into this Security Agreement, the Debtor represents and warrants as follows:

              1. The Debtor has full power and authority to enter into and perform this Security Agreement; this Security Agreement has been duly entered into and delivered and constitutes a legal, valid and binding obligation of the Debtor enforceable in accordance with its terms except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

              2. The Debtor has good and marketable title to the Collateral and the Collateral is not subject to any liens, encumbrances or security interests except as provided herein and in the Mortgage.

              3. The Debtor is keeping the Collateral at the locations listed on Schedule A hereto.

              4. The Debtor's chief executive office is at 3600 Rio Vista Avenue, Orlando, Florida 32811. The Debtor also maintains an office at 3501 Rio Vista Avenue, Orlando, Florida 32811.

              5. The Collateral will be used for commercial or business purposes only.

         5. Covenants of the Debtor. The Debtor agrees that it shall:

              1. not secrete or abandon any of the Collateral and shall not remove any of the Collateral or the records concerning the Collateral from their present location or change the location of its registered office or chief executive office without prior written notice to the Secured Party given at least thirty (30) days prior to such removal or change and then only if the Debtor assists the Secured Party in filing or recording any financing statements or other notices deemed necessary by the Secured Party to maintain the continued perfection of its security interest in the Collateral;

              2. promptly send notice to the Secured Party of any damage or loss of any of the Collateral having a value of more than $25,000;

              3. allow the Secured Party full access to the Collateral and the records pertaining thereto as provided in the Loan Agreement;

              4. reimburse the Secured Party upon demand for all expenses, including without limitation, reasonable attorneys' fees and expenses incurred by the Secured Party in connection with perfecting the security interest granted herein or the satisfaction thereof;

              5. unless waived by the Secured Party, obtain and furnish to the Secured Party a landlord waiver and/or mortgagee waiver, if any of the Collateral is maintained in leased, rented or mortgaged facilities;

              6. keep the Collateral  insured against loss or damage by fire and extended coverage naming Secured Party as mortgagee and loss payee under all policies of insurance insuring the Collateral, and shall assign and deliver the policies and/or certificates thereof (including without limitation any renewals and/or changes) to Secured Party. If the Debtor fails to obtain any insurance required by this subsection (f), it shall be lawful for Secured Party to effect such insurance, and any amounts paid by Secured Party in respect thereof shall become an addition to the Debtor's Obligations secured hereby. Each insurance policy issued with respect to the Collateral shall provide that no termination, cancellation, expiration, material modification or lapse of any such insurance policy or policies shall occur without at least thirty (30) days advance written notice to the Debtor and to the Secured Party. In the event that any of the aforesaid policies procured by the Debtor shall fail to provide that all losses thereunder shall be payable to the Secured Party, the Debtor hereby assigns to said Secured Party all of the proceeds of any and all of said policies as security for the Secured Obligations and agrees to accept said proceeds in trust for Secured Party, and to forthwith deliver the same to the Secured Party in the exact form received (with the endorsement of the Debtor where necessary), provided, however, that so long as no Event of Default or Potential Default has occurred and is continuing, the Secured Party shall promptly remit proceeds received by it to the Debtor. Secured Party is irrevocably appointed attorney-in-fact for the Debtor, with full power of substitution and revocation, to compromise, settle or release any claims pertaining to or arising out of said policies, and to take possession of and endorse in the name of the Debtor any check or other instrument for the payment of money representing the proceeds of said policies. The Debtor shall not effect any settlement, compromise or release of any insurance claim involving a loss of $25,000 or more without Secured Party's prior written consent;

              7. keep the Collateral under conditions which preserve the value thereof and maintain the Collateral in good repair, making all necessary repairs and replacements, and whenever in the Secured Party's sole judgment the Collateral or any part thereof shall require any repairs or replacements in order to maintain it in a first class and marketable condition or to preserve it from excessive depreciation or wear, the Debtor will within thirty (30) days after having been so advised by the Secured Party make such repairs or replacements or cause the same to be made;

              8. not assign, transfer, dispose of, sell, encumber or grant a security interest in the Collateral to any person or entity;

              9. not use or permit the Collateral to be used for any unlawful purpose or in violation of any federal, state or municipal law, statute or ordinance or any rules, decrees, or regulations issued thereunder, or for hire, unless the consent of the Secured Party is first obtained; and

              10. not permit the Collateral to become a part of or to be affixed to any real property of any person or entity (including, without limitation, Debtor) without first making arrangements satisfactory to Secured Party to protect its security interest.

         6. Duration of Security Interest. The Secured Party, and its successors and assigns, shall hold the security interest created hereby upon the terms of this Security Agreement, and this Security Agreement shall continue, until all the Secured Obligations have been paid in full or performed in full. The foregoing sentence notwithstanding, if any payment by the Debtor is rescinded or must otherwise be restored or returned by the Secured Party for any reason (including without limitation (a) the invalidity or unenforceability of the obligation paid, for any reason; (b) the failure or insufficiency of consideration for the obligation paid; or (c) the insolvency, bankruptcy or reorganization of the Debtor), then this Security Agreement and the security interests arising hereunder shall continue to be effective, or be reinstated, as the case may be, as though such payment had not been made.

         7. Default. At the option of the Secured Party, the happening of any of the following events shall constitute a default under this Security Agreement (an "Event of Default"):

              1. the occurrence of any default under the Loan Agreement or the Indenture;

              2. failure of the Debtor to keep or perform or observe any term, obligation or provision of this Security Agreement;

              3. the loss, theft, damage or destruction of the Collateral if not covered by insurance, the encumbrance of the Collateral, or any part thereof or the making of a levy, seizure or attachment thereof or thereon; or

              4. if the Collateral should become the subject matter of litigation which would, in the reasonable opinion of the Secured Party, result in substantial impairment or loss of the security intended to be provided by this Security Agreement.

         8. Remedies. Upon the occurrence of any Event of Default, the Secured Party may at its option declare any and all of the Secured Obligations to be immediately due and payable; and, in addition to exercising all other rights or remedies available under applicable law, this Security Agreement or any other agreement between the parties, proceed to exercise with respect to the Collateral all rights, options and remedies of a secured party upon default as provided for under the Uniform Commercial Code. The rights of the Secured Party upon any Event of Default shall include, without limitation, the following:

              1. The right to enter any premises where any Collateral may be located for the purpose of taking possession or removing the same;

              2. The right to require the Debtor to assemble the Collateral and make them available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to the Debtor and the Secured Party;

              3. The right to sell the Collateral at public or private sale in one or more lots. The Secured Party may bid upon and purchase any or all of the Collateral at any public sale thereof, and shall be entitled to apply the unpaid portion of the Secured Obligations as a credit against the purchase price. The Secured Party may bid or become a purchaser at any such sale, if public. The Secured Party shall be entitled to apply the proceeds of any such sale to the satisfaction of the Secured Obligations and to expenses incurred in realizing upon the Collateral in accordance with the Uniform Commercial Code;

              4. The right to recover the reasonable expenses of taking possession of any of the part of Collateral that may be reduced to possession, preparing the Collateral for sale, selling the Collateral, and other like expenses, together with court costs and reasonable attorneys' fees incurred in realizing upon the Collateral or enforcing any provision of this Security Agreement;

              5. The right to retain the Collateral and become the owner thereof, in accordance with the provisions of the Uniform Commercial Code;

              6. The right to proceed by appropriate legal process at law or in equity to enforce any provision of this Security Agreement or in aid of the execution of any power of sale, or for foreclosure of the security interest of the Secured Party, or for the sale of the Collateral under the judgment or decree of any court.

         9. Cumulative Remedies. The rights and remedies of the Secured Party shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy. Notwithstanding the foregoing, the Secured Party shall be entitled to recover by the cumulative exercise of all remedies no more than the sum of (a) the Secured Obligations remaining outstanding at the time of exercise of remedies, plus (b) the reasonable costs, fees and expenses the Secured Party is otherwise entitled to recover.

         10. Filing Fees. The Debtor shall pay all costs of filing any financing, continuation or termination statement necessary to perfect or protect or to maintain or terminate the perfection or protection of the Secured Party's security interest created by this Security Agreement; or shall upon demand reimburse the Secured Party for such costs, and until reimbursement such costs shall be a part of the Secured Obligations secured by this Security Agreement.

         11. Further Assurance and Acknowledgment. The Debtor shall sign from time to time such other documents and instruments, and take such other action, as the Secured Party may request to more fully create and maintain the security interest in the Collateral intended to be created in this Security Agreement, and to perfect any such interest. The Debtor acknowledges that the Secured Party does not assume any of the Debtor's obligations or duties under any agreement containing rights to payment which are Collateral and does not assume the Debtor's obligations connected with the acquisition, preparation or holding (except to the extent required by the Uniform Commercial Code) of the Collateral. The Debtor hereby authorizes the Secured Party to file financing statements, signed only by the Secured Party, in all places where it is necessary or appropriate to perfect the Secured Party's security interest in the Collateral.

         12. Other Provisions.

              1. Failure by the Secured Party to exercise any right shall not be deemed a waiver of that right, and any single or partial exercise of any right shall not preclude the further exercise of that right. Every right of the Secured Party shall continue in full force and effect until such right is specifically waived in a writing signed by the Secured Party.

              2. If any part, term or provision of this Security Agreement is held by any court to be prohibited by any law applicable to this Security Agreement, the rights and obligations of the parties shall be construed and enforced with that part, term or provision enforced to the greatest extent allowed by law, or if it is totally unenforceable, as if this Security Agreement did not contain that particular part, term or provision.

              3. The headings in this Security Agreement have been included for ease of reference only, and shall not be considered in the construction or interpretation of this Security Agreement.

              4. This Security Agreement shall inure to the benefit of the Secured Party, its successors and assigns, and all obligations of the Debtor shall bind its successors and assigns.

              5. To the extent allowed under the Uniform Commercial Code, this Security Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida.

              6. The security interest granted by this Security Agreement shall continue to be effective irrespective of any retaking of possession of Collateral until all Secured Obligations have been paid or performed in full.

              7. Any requirement of the Uniform Commercial Code or other applicable law of reasonable notice shall be met if such notice is given at least ten (10) Business Days before the time of sale, disposition or other event or thing giving rise to the requirement of notice.

              8. All notices and other communications hereunder shall be in writing and shall be delivered by hand, sent by telex or telecopy, or mailed by certified mail, return receipt requested, postage prepaid, addressed as indicated below:

                  (i)    If to the Debtor:

                           ELXSI
                           4209 Vineland Road
                           Orlando, Florida  32811
                           Attn: President

                  (ii)   If to the Secured Party:

                           Orange County Industrial Development Authority c/o Economic Development
                              Commission of Mid-Florida, Inc.
                           200 Robinson Street, Suite 600
                           Orlando, Florida  32801


              The address of any party for any purpose may be changed at any time and from time to time in the manner provided for in this Section 12(h) and shall be the most recent such address furnished in writing to the other party. A notice shall be deemed to have been given when dispatched, if by telex or telecopy, addressed as aforesaid (or to such other designated address), or if by mail on the third Business Day after it is enclosed in an envelope, addressed to the party to be notified at such address stated above (or to such other designated address), properly stamped, sealed and deposited in the United States mail.

              9. The Debtor and the Secured Party may at any time, and from time to time, change the address to which notice shall be mailed by written notice setting forth the changed address.

         IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this instrument to be effective as of the date first above written.

                                     DEBTOR:


                                     ELXSI

                                     BY:
                                        ----------------------------------------
                                     TITLE:
                                           -------------------------------------


                                     SECURED PARTY:


                                     ORANGE COUNTY INDUSTRIAL DEVELOPMENT
                                     AUTHORITY

                                     BY:
                                        ----------------------------------------
                                     TITLE:
                                           -------------------------------------

                                   SCHEDULE A


                             LOCATIONS OF COLLATERAL



                              3600 Rio Vista Avenue
                             Orlando, Florida, 32811



                              3501 Rio Vista Avenue
                             Orlando, Florida, 32811